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                                                             Exhibit 2

                                 PROMISSORY NOTE
                                 ---------------



$1,801,000.00                                        Los Angeles, California
                                                     December 4, 1996



         ON DEMAND, FOR VALUE RECEIVED, the undersigned promises to pay to UNION COMMUNICATIONS, or order, the sum of ONE MILLION EIGHT HUNDRED ONE THOUSAND DOLLAR AND NO /100 ($1,801,000.00) plus interest at the rate of seven percent (7%) per annum.

         The principal balance of this note, including all accrued but unpaid interest, shall, in all events, be due and payable on December 3, 1997, with the option of renewal at Union Communication's discretion.

         If action be instituted on this note, the undersigned promises to pay such sum as the court may affix as attorney's fees.

         Maker, surety, guarantor or endorser of this note waives presentation of payment, notice of non-payment, protest and notice of protest and agrees to all extensions, renewals, or release, discharge or exchange of any other party or collateral notice.

         IN WITNESS HEREOF, Borrower has executed and delivers this Note as of the day and year first above written.



                                               PIONEER VENTURE FUND

                                               A CALIFORNIA PARTNERSHIP

                                         BY:   /s/ Benjamin Nazarian
                                               ---------------------
                                               BENJAMIN NAZARIAN, VICE PRESIDENT




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